UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 6, 2007

ENERGY CONVERSION DEVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8403	38-1749884
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2956 Waterview Drive, Rochester Hills, MI	48309
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 293-0440

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

The information in this Current Report pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Energy Conversion Devices, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On February 8, 2007, Energy Conversion Devices, Inc. issued a press release announcing its consolidated financial results for the quarter ended December 31, 2006.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 6, 2007, Pasquale Pistorio resigned from the board of directors (the "Board of Directors") of Energy Conversion Devices, Inc. (the "Company"). Mr. Pistorio's decision to resign was not a result of any disagreement with the Company, or any matter relating to the Company's operations, policies or practices.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press release dated February 8, 2007 reporting consolidated financial results for the quarter ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

By:	/s/ Sanjeev Kumar
Vice President and Chief Financial Officer

Date: February 9, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 8, 2007 reporting consolidated financial results for the quarter ended December 31, 2006